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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


               PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported):  February 16, 2000


                          THE COLONIAL BANCGROUP, INC.
             (Exact name of registrant as specified in the charter)


       Delaware                     1-13508                    63-0661573
(State of Incorporation)      (Commission File No.)      (IRS Employer I.D. No.)

          Colonial Financial Center, Suite 800
          One Commerce Street, Montgomery, Alabama               36104
          (Address of Principal Executive Office)              (Zip code)


        Registrant's telephone number, including area code: 334-240-5000

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ITEM 5. OTHER EVENTS

COLONIAL BANK TO SELL SUBSTANTIAL PORTION
OF ITS MORTGAGE SERVICING PORTFOLIO

         MONTGOMERY, AL -- Robert E. Lowder, Chairman and Chief Executive Officer of Colonial Bank announced today that it has reached an agreement in principle to sell approximately $9 billion in principal value of its mortgage servicing portfolio to a third party. This sale in conjunction with other pending transactions will reduce the bank's servicing portfolio to approximately $5.5 billion.

         The transaction is subject to, among other conditions, the execution of a mutually acceptable definitive agreement, completion of due diligence, approvals by GNMA, FNMA and FHLMC and obtaining any necessary regulatory approval. Colonial expects to record the sale prior to the end of the first quarter of 2000.

         Colonial BancGroup currently operates 238 offices in Alabama, Florida, Georgia, Tennessee, Texas and Nevada. Its common stock is traded on the New York Stock Exchange under the symbol CNB. In most newspapers the stock is listed as ColBgp.

         Pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, the reader is cautioned that this announcement contains "forward looking statements" regarding the consummation of the transaction described herein and the Company's future performance and its mortgage servicing portfolio, all of which are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         THE COLONIAL BANCGROUP, INC.
                                         ----------------------------
                                         (Registrant)




Date: March 1, 2000                      /s/ W. Flake Oakley
                                         ----------------------------
                                             W. Flake Oakley
                                             Chief Financial Officer


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